UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

Aon plc

(Exact name of Registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

Metropolitan Building, James Joyce Street, Dublin 1, Ireland	D01 K0Y8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.35% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2024, the Board of Directors (the “Board”) of Aon plc (the “Company”) increased the size of the Board to thirteen members and appointed Jose Antonio Álvarez as a director of the Company, each effective January 24, 2024. Mr. Álvarez will serve until the Company’s 2024 annual general meeting of shareholders, when he is expected to be subject to re-election by a vote of the Company’s shareholders. The Board has appointed Mr. Álvarez to the Audit Committee of the Board, also effective January 24, 2024.

Mr. Álvarez is the former Chief Executive Officer of Banco Santander, S.A., a Spanish multinational financial services company (“Santander”). Mr. Álvarez first joined Santander in 2002. During his tenure, Mr. Álvarez served as Executive Vice President and Chief Financial Officer from 2004 to 2014. In 2015, Mr. Álvarez was appointed Chief Executive Officer of Santander and served in that role until his retirement in 2022. Mr. Álvarez previously served as a member of the supervisory boards of Santander Consumer Bank AG, Santander Consumer Holding GmbH and Santander Bank Polska, S.A., and as a director of SAM Investments Holdings Limited, Santander Consumer Finance, S.A. and Santander Holdings USA, Inc. In addition, Mr. Álvarez previously served as a board member of Bolsas y Mercados Españoles, S.A. Mr. Álvarez is currently Vice Chair and a non-executive director of Santander, Vice Chair and a non-executive director of Banco Santander (Brasil) S.A., and a non-executive director of PagoNxt, S.L. Mr. Álvarez also serves as a director of several non-profit organizations.

Mr. Álvarez will receive compensation as a non-management director in accordance with the Company’s compensation practices for non-management directors (prorated based on his start date), which are generally described in the Company’s Proxy Statement for the Company’s 2023 annual general meeting of shareholders (the “2023 Proxy Statement”), filed with the U.S. Securities and Exchange Commission on April 28, 2023, provided that subsequent to the filing of the 2023 Proxy Statement, the Board revised its policy with respect to tax equalization for non-management directors to provide that non-management directors will only be tax equalized by the Company to the extent they would be subject to double taxation in their home country and Ireland. In addition, the Company will enter into its standard deed of indemnity for directors of the Company with Mr. Álvarez.

There is no arrangement between Mr. Álvarez and any other person pursuant to which he was selected as a director. There are no related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with Mr. Álvarez’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2024	AON PLC

	By:	/s/ Darren Zeidel
Darren Zeidel
Executive Vice President, General Counsel and Company Secretary